UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report:  June 1, 2010

SOLUTIA INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-13255 (Commission File Number)	43-1781797 (IRS Employer Identification No.)
575 Maryville Centre Drive, P.O. Box 66760 St. Louis, Missouri (Address of Principal Executive Offices)	63166-6760 (Zip Code)

(314) 674-1000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On June 1, 2010, Solutia Inc., a corporation formed under the laws of the State of Delaware (“Solutia”), completed the acquisition of Etimex Solar GmbH, a limited liability company formed under the laws of Germany (“Etimex Solar”).  The acquisition was consummated pursuant to a certain Share Purchase Agreement, dated as of February 28, 2010 (the “Purchase Agreement”), between Etimex Holding GmbH, a limited liability company formed under the laws of Germany (“Seller”), Etimex Primary Packaging GmbH, a limited liability company formed under the laws of Germany (“Guarantor”) and Flexsys Verwaltungs- und Beteiligungsgesellschaft mbH, a limited liability company formed under the laws of Germany and a wholly-owned subsidiary of Solutia (“Purchaser”).

Under the Purchase Agreement, Purchaser agreed to purchase from Seller all of the outstanding shares of Etimex Solar, which included the indirect purchase of Etimex Solar’s wholly-owned subsidiary, Etimex Solar USA Inc., a corporation formed under the laws of the State of Delaware (Etimex Solar and such subsidiary, collectively, the “Companies”), in exchange for €240 million, which amount was and is subject to adjustments as provided for in the Purchase Agreement for, among other things, the amount of cash, financial debt and working capital of the Companies as of the closing of the acquisition.  As of the closing, the Companies each became indirect wholly-owned subsidiaries of Solutia.  The Companies are engaged in the business of designing, developing, manufacturing and distributing specialty films and products for the encapsulation of solar cells, thin film solar coatings and other active semiconductor materials in photovoltaic solar modules and any other related applications.  The Companies’ primary assets consist of a manufacturing facility and equipment in Dietenheim, Germany, customer and supplier agreements and intellectual property.  There is no material relationship between Solutia and Seller other than as arising pursuant to the acquisition of the Companies pursuant to the Purchase Agreement.

For additional information on the Purchase Agreement and the transactions contemplated thereby, please see the Company’s Current Report on Form 8-K filed on March 1, 2010.  The foregoing summary of the Purchase Agreement does not purport to be complete and is qualified in its entirety by the Purchase Agreement, which was attached as Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, filed with the Securities and Exchange Commission on April 27, 2010, and the description thereof in such Quarterly Report on Form 10-Q and in the Company’s Current Report on Form 8-K filed on March 1, 2010, each of which is incorporated herein by reference.

A copy of the press release announcing the consummation of the acquisition is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01.  Other Events.

On June 1, 2010, Solutia issued a press release announcing the consummation of the acquisition of Etimex Solar.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d)      Exhibits.

Exhibit Number	Description
99.1	Press Release of Solutia Inc., dated June 1, 2010, announcing the closing of the acquisition of Etimex Solar GmbH.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:           June 1, 2010

SOLUTIA INC.
(Registrant)
/s/ Paul J. Berra, III
Senior Vice President, General Counsel, Legal and Governmental Affairs

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of Solutia Inc., dated June 1, 2010, announcing the closing of the acquisition of Etimex Solar GmbH.